EXHIBIT 5

                                                            March 6, 1996



Cheyenne Software, Inc.
Three Expressway Plaza
Roslyn Heights, New York 11577


             Re:  Cheyenne Software, Inc.
                  Registration Statement on Form S-8/S-3
                  --------------------------------------

Gentlemen:

        In our capacity as counsel to Cheyenne Software, Inc., a Delaware corporation (the "Company"), we have been requested to render this opinion in connection with a registration statement on Form S-8/S-3 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering an aggregate of 2,900,000 shares (the "Shares") of common stock of the Company, $.01 par value per share (the "Common Stock"), issuable upon the exercise of certain stock options (the "Options").

        In furnishing our opinion, we have examined the Restated Certificate of Incorporation and the Restated By-Laws of the Company, and such other instruments and documents as we have deemed relevant and necessary as the basis for our opinion expressed herein. We have examined originals or certified, conformed, or photostatic copies of all documents, the authenticity of which has been established to our satisfaction. In all such examinations, we have assumed the genuineness of all signatures on original and certified documents, and the conformity to executed documents of all executed copies submitted to us as conformed or photostatic copies.

        Based upon and subject to the foregoing, we are of the opinion that the Shares issuable upon exercise of the Options have been duly authorized and, when paid for and issued in accordance with the terms of the Options, will be duly and validly issued shares of Common Stock.

        We hereby consent to use of this opinion as an exhibit to the Registration Statement, and to the use of our name in the Prospectus under the caption "Legal Matters".


                                Very truly yours,



                                /s/ Morrison, Cohen, Singer & Weinstein, LLP

                                Morrison Cohen Singer & Weinstein, LLP